1 Consent of Independent Auditor We consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3 of NewtekOne, Inc., formerly known as Newtek Business Services Corp., of our report dated March 15, 2023, relating the financial statements of Newtek Business Lending, LLC, appearing in the Current Report on Form 8-K/A filed by NewtekOne, Inc., formerly known as Newtek Business Services Corp., on March 31, 2023, and incorporated by reference in this Pre-Effective Amendment No. 2 to Form S-3 filed on March 31, 2023. /s/ RSM US LLP Hartford, Connecticut March 31, 2023